EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Retirement, Severance, and Administrative Committee
Western Digital Corporation 401(k) Plan
San Jose, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-190290 and No. 333-250969) of Western Digital Corporation of our report dated July 10, 2020, relating to the financial statements of the Western Digital Corporation 401(k) Plan as of December 31, 2019 and for the year then ended, which appear in this Form 11-K.

/s/ BDO USA, LLP

Costa Mesa, California
June 17, 2021